Exhibit (g)(1)(iii)

FORM OF APPENDIX B

CUSTODY AGREEMENT
(Updated November 1, 2022)

The following open-end management investment companies (“Funds”) are hereby made parties to the Custody Agreement dated September 9, 2011, with UMB Bank, n.a. (“Custodian”) and Starboard Investment Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

1.	Adaptive High Income ETF
2.	Arin Large Cap Theta Fund
3.	Matisse Discounted Bond CEF Strategy
4.	Matisse Discounted Closed-End Fund Strategy
5.	QCI Balanced Fund
6.	Roumell Opportunistic Value Fund
7.	RH Hedged Multi-Asset Income ETF
8.	Sector Rotation Fund
9.	Typhon Tactical Managed Futures Strategy Fund
10.	Typhon Tactical Managed Futures (Cayman) Fund Ltd.
11.	Utah Focus Fund

STARBOARD INVESTMENT TRUST

By:	____________________________
Katherine M. Honey, President

UMB BANK, N.A.

By:	____________________________
Name:	____________________________
Title:	____________________________

THE NOTTINGHAM COMPANY
Solely in Its Role As Payor Per Section 11

By:	____________________________
Katherine M. Honey, President